June, 2007

The Alger Funds
c/o Fred Alger Management, Inc.
111 Fifth Avenue
New York, NY 10003

ADJOURNED MEETING NOTICE:
JOINT SPECIAL MEETING OF SHAREHOLDERS
Monday, July 23, 2007

Dear Shareholder:

We are writing to inform you that the adjourned joint Special Meeting of Shareholders of The Alger Funds scheduled for Thursday, May 24, 2007 at 1:00 p.m. (Eastern), has been adjourned to Monday, July 23, 2007.

In order for the Fund to formally conduct business of the joint Special Meeting, we must receive voting instructions from at least 50% of the outstanding shares, making it critical that a majority of shareholders participate. The Fund’s records indicate that as of October 27, 2006 (“Record Date” for the joint Special Meeting), you were holding shares of The Alger Funds and have not yet issued a vote on the matters put forth.

Please vote your shares in order to meet the requisite amount of votes needed to hold this joint Special Meeting. If you should have any questions regarding the meeting agenda or the execution of your proxy, please call the Fund at 1-866-904-8740.

For your convenience, please utilize any of the following methods to submit your vote:

By Phone:
Please call Computershare Fund Services toll-free at 1-866-904-8740. Representatives are available to take your vote Monday through Friday between the hours of 9:00 a.m. and
11:00 p.m., and Saturday from 12:00 p.m. to 6:00 p.m. Eastern Time.

By Touch-tone Phone:
Call toll free 1-866-241-6192 and follow the instructions.

By Internet:
Visit https://vote.proxy-direct.com and follow the simple instructions.

By Mail:
Simply return your executed proxy card in the envelope provided.

DON’T HESITATE. PLEASE VOTE TODAY!

If we still have not received your proxy as the date of the adjourned Special Meeting moves closer, you may receive a call asking you to exercise your right to vote. Computershare Fund Services has been retained by The Alger Funds to make follow-up phone calls to help secure the remaining votes needed for this campaign.

Your prompt response by voting via phone, Internet or mail will help reduce proxy costs and will eliminate you receiving follow-up phone calls or mailings.

Thank you in advance for your participation.

June, 2007

The Alger Funds
c/o Fred Alger Management, Inc.
111 Fifth Avenue
New York, NY 10003

ADJOURNED MEETING NOTICE:
JOINT SPECIAL MEETING OF SHAREHOLDERS
Monday, July 23, 2007

Dear Shareholder:

We are writing to inform you that the adjourned joint Special Meeting of Shareholders of The Alger Funds scheduled for Thursday, May 24, 2007 at 1:00 p.m. (Eastern), has been adjourned to Monday, July 23, 2007.

In order for the Fund to formally conduct business of the joint Special Meeting, we must receive voting instructions from at least 50% of the outstanding shares, making it critical that a majority of shareholders participate. The Fund’s records indicate that as of October 27, 2006 (“Record Date” for the joint Special Meeting), you were holding shares of The Alger Funds and have not yet issued a vote on the matters put forth.

Please vote your shares in order to meet the requisite amount of votes needed to hold this joint Special Meeting. If you should have any questions regarding the meeting agenda or the execution of your proxy, please call the Fund.

For your convenience, please utilize any of the following methods to submit your vote:

           By Touch-tone Phone:
                     Follow the instructions on your voting instruction form.

           By Internet:
                     Follow the instructions on your voting instruction form.

           By Mail:
                     Simply return your executed proxy card in the envelope provided.

DON’T HESITATE.  PLEASE VOTE TODAY!

Your prompt response by voting via phone, Internet or mail will help reduce proxy costs and will eliminate you receiving follow-up phone calls or mailings.

Thank you in advance for your participation.